                [LETTERHEAD OF SUTHERLAND ASBILL & BRENNAN LLP]

                                                                   EXHIBIT 10(a)

MARY JANE WILSON-BILIK
DIRECT LINE: 202.383.0660
Internet: mjwilson-bilik@sablaw.com

                                 April 24, 2003

VIA EDGARLINK

Board of Directors
Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, WA 98040

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for the Farmers Variable Annuity filed as part of Post-Effective Amendment No. 5 to the registration statement on Form N-4 for the Farmers Annuity Separate Account A (File Nos. 333-85183; 811-09547). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 Sutherland Asbill & Brennan LLP

                                                 By: /s/ Mary Jane Wilson-Bilik
                                                     ---------------------------
                                                     Mary Jane Wilson-Bilik